EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of FiberCore, Inc. on Form S-3 of our report dated May 31, 2000 relating to the financial statements of XTAL Fibras Opticas S.A. as of December 31, 1999 and 1998 and for each of the years then ended appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu
Auditores Independentes
Campinas, Brazil
June 27, 2000

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